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Exhibit 10.23

FRONTIER AIRLINES, INC.
2004 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

        THIS STOCK APPRECIATION RIGHTS AGREEMENT ("Agreement") is made as of                        , 2005 (the"Grant Date"), by and between Frontier Airlines, Inc., a Colorado corporation (together with any affiliate, the "Company"), and the                        (the "Grantee").

        The Company and the Grantee therefore agree as follows:

        1.    Definitions.    The following terms, when used in this Agreement, have the following meanings:

    (a)
    "Base Price" means $                        .

    (b)
    "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

    (c)
    "Cause" the commission of any act of fraud, embezzlement or dishonesty by the Grantee, any unauthorized use or disclosure by the Grantee of any confidential information or trade secrets of the Company, any other intentional misconduct by the Grantee that adversely affects the business affairs of the Company or any other conduct that violates the Company's policies or procedures.

    (d)
    "Close of Business" means, on any day, 5:00 p.m., Denver, Colorado time.

    (e)
    "Code" means the Internal Revenue Code of 1986, as amended.

    (f)
    "Committee" means the Compensation Committee of the Board of Directors of the Company.

    (g)
    "Disability; Disabled" means the status granted to a Grantee when the Grantee suffers a physical or mental condition or illness that renders the Grantee, even with attempts by the Company to make reasonable accommodations, totally and permanently incapable of performing essential functions of his or her job at the Company.

    (h)
    "Fair Market Value" means the closing price of the Stock on the principal exchange or market on which the Stock is traded on the day as of which Fair Market Value is determined or, if the shares are not traded on that day, the next following trading day.

    (i)
    "Plan" means the Frontier Airlines 2004 Equity Incentive Plan.

    (j)
    "Required Withholding Amount" means an amount that is equal to the amount of all federal, state and local taxes required to be withheld by the Company upon exercise of a SAR, as determined by the Committee.

    (k)
    "Retirement" means the status granted to an individual who retires from employment with the Company after completing at least ten (10) years of service with the Company, which need not be continuous, provided the sum of the age on the date of termination of employment plus years of service equals at least 65.

    (l)
    "SAR" or "SARs" means, individually, a stock appreciation right and in the plural, the stock appreciations rights granted pursuant to this Agreement.

    (m)
    "Stock" means the common stock of the Company, no par value.

    (n)
    "Term" means the period commencing on the Grant Date and expiring on the tenth anniversary of the Grant Date.

        2.    Grant of Stock Appreciation Rights.    Subject to the terms and conditions herein, pursuant to the Plan the Company hereby grants to the Grantee SARs with respect to            shares of Stock. The SARs consist of a single SAR for each share of Stock. The SARs granted hereunder will be valid for the Term, subject to earlier termination as provided in Section 7 below. Upon exercise of a SAR in accordance with this Agreement, the Company will, subject to Section 5 below, pay to the Grantee consideration equal to the amount, if any, by which the Fair Market Value of a share of Stock on the date of exercise exceeds the Base Price of such SAR, subject to adjustment in accordance with Section 11 of the Plan. The consideration shall be limited to a number of shares of Stock equal to the amount payable divided by the Fair Market Value of a share of Stock on the date the SAR is exercised. If at any time the number of shares of Stock to be issued to the Grantee pursuant to this Agreement includes a fractional share, the number of shares of Stock actually issued will be rounded down to the nearest whole share of Stock.

        3.    Vesting; Conditions of Exercise.    Except as otherwise provided in this Agreement, SARs may not be exercised until the Grantee has completed one full year of continuous employment after the Grant Date. Thereafter, the SARs will become vested and exercisable in increments in accordance with the following schedule, so long as the Grantee has remained in the continuous employment of the Company from the Grant Date until the Vesting Date:

Anniversary of the Grant Date	Percentage of SARs That Shall Become Vested and Exercisable
First	20%
Second	an additional 20%
Third	an additional 20%
Fourth	an additional 20%
Fifth	an additional 20%

        The number of SARs that are vested and exercisable shall be cumulative, so that once an SAR has become vested and exercisable, it shall continue to be vested and exercisable, in whole or in part, for the remainder of the Term, unless terminated earlier as provided in this Agreement.

        4.    Manner of Exercise.    SARs may be exercised in whole or in part by providing written notice (the "Notice") in the form attached hereto as Exhibit A or such other form as the Committee may require from time to time together with any other documentation that the Committee may reasonably require (together, the "Notice Documents"). SARs will be considered exercised as to the number of SARs specified in the Notice on the latest of (i) the date of exercise designated in the Notice, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the Company has received all of the Notice Documents.

        5.    Mandatory Withholding for Taxes.    The Grantee acknowledges that the Grantee is obligated to pay the Required Withholding Amount with respect to the exercise of any SARs. Grantee hereby authorizes the Company to deduct from the shares of Stock otherwise deliverable upon exercise of any SARs a number of shares of Stock (valued at their Fair Market Value on the date of exercise) that is equal to the Required Withholding Amount.

        6.    Payment or Delivery by the Company.    As soon as practicable after receipt of all Notice Documents, and subject to the deductions for the payment of the Required Withholding Amount, the Company will deliver or cause to be delivered to the Grantee the amount of consideration determined under the final sentence of Section 2 above, which consideration shall consist solely of shares of Stock (valued at their Fair Market Value on the date of exercise). The delivery of shares of Stock will be deemed effected for all purposes when certificates representing such shares have been delivered by any of the following means: (i) personally to the Grantee; (ii) deposited in the United States mail, addressed to the Grantee at the address indicated on the Notice, or (iv) as may be otherwise designated by the Grantee in writing, provided, if the Grantee requests the shares of Stock be delivered by overnight or express courier, Grantee will be obligated to pay for the delivery charges.

        7.    Expiration and Termination.    The SARs will expire on the last day of the Term or prior to such time as follows:

            (a)    Termination for Cause.    If the Grantee's employment by the Company is terminated for Cause, as determined by the Company in its sole discretion, at any time during the Term, the SARs, whether or not vested, shall become void, shall be forfeited and shall terminate immediately upon the termination of employment of the Grantee.

            (b)    Termination on Account of Disability.    If the Grantee's employment with the Company terminates by reason of Disability, the SARs will become fully vested and exercisable on the date of such termination. The SARs may be exercised by the Grantee or the Grantee's representative until the earlier of (i) one year after the termination of employment or (ii) the end of the Term.

            (c)    Death.    If the Grantee dies during the Term while still employed by the Company, the SARs shall become fully vested and exercisable on the date of the Grantee's death if not otherwise fully vested and exercisable. The SARs may be exercised by the Grantee's Beneficiary until the earlier of (i) the date that is one year after the date of death or (ii) the end of the Term.

            (d)    Termination Due to Retirement.    If the Grantee terminates employment on account of Retirement and the SAR is not then fully vested and exercisable, the SAR shall be vested as to (1) the number of shares that were vested on the anniversary of the Grant Date immediately preceding the date of termination of employment plus (2) a pro rata portion of the number of additional shares that would have vested on the anniversary of the Grant Date immediately following the date of termination of employment based on the ratio of (i) the number of days past from the prior anniversary of the Grant Date to (ii) the number of days from the prior anniversary of the Grant Date to the next anniversary of the Grant Date. The portion of the SAR so vested may be exercised by the Grantee until the earlier of (i) the third anniversary of the date of Retirement, or (ii) the end of the SAR Period.

            (e)    Termination for Other Reasons.    If the Grantee terminates employment during the Term for any reason other than cause, Disability, death, or Retirement the SARs may be exercised by the Grantee until the earlier of (i) three (3) months following the date of such termination of employment, or (ii) the end of the Term. In any such case, the SARs may be exercised only as to the shares which had become exercisable on or before the date of termination of employment.

            (f)    Designation of Beneficiary.    The Grantee may designate a beneficiary by completing a beneficiary designation from approved by the Company and delivering the completed designation form to the Human Resources Department of the Company. The person who is the Grantee's named beneficiary at the time of his or her death (herein referred to as the "Beneficiary") shall be entitled to exercise the SARs, to the extent it is exercisable, after the death of the Grantee within the time limits set forth above. The Grantee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Human Resources Department of the Company. The last such designation received by the Company will be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior the Grantee's death, and in no event shall any designation be effective as of a date prior to such receipt. If the Company is in doubt as to the right of any person to exercise the SARs, the Company may refuse to recognize such exercise, without liability for any interest or dividends thereon, until the Compensation Committee of the Company's Board of Directors (the "Committee") determines the person entitled to exercise such SARs, which determination shall be final and conclusive.

        8.    Automatic Exercise of SARs.    Immediately prior to the termination of SARs, as provided in Section 1(o) or Section 7 above, all SARs that are exercisable immediately prior to the termination will be deemed to have been exercised by the Grantee with no other act or notice.

        9.    Restriction on Transferability; Nonalienability of Benefits.

            (a)    Limitation on Transferability.    SARs, whether or not vested, may not be sold, assigned, transferred by gift or otherwise, pledged or hypothecated, or otherwise disposed of, by operation of law or otherwise, and, during the Grantee's lifetime, are exercisable only by the Grantee or the Grantee's court appointed legal representative. If Grantee has not designated a Beneficiary under Section 7(e), or if the designated beneficiary does not survive the Grantee's death, the SARs will pass by will or the laws of descent and distribution. Following the Grantee's death, the SARs, if otherwise exercisable, may be exercised by the person to whom such right passes according to the foregoing and such person will be deemed the Grantee for purposes of any applicable provisions of this Agreement.

            (b)    Nonalienation of Benefits.    Except as provided in subsection 9(a) above, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

        10.    No Rights as a Shareholder.    The Grantee will not, by reason of SARs granted under this Agreement, be deemed for any purpose to be, or to have any of the rights of, a shareholder of the Company or of the Company with respect to any shares of Stock. Upon exercise of an SAR and the transfer of a share of Stock to the Grantee, the Grantee shall have all of the rights of a shareholder of the Company.

        11.    Adjustments of and Changes in the Common Stock.    The SARs shall be adjusted as provided in Section 11 of the Plan; provided that no adjustment shall be contrary to Code section 409A or shall be effected in a manner that would subject the Grantee to taxes and penalties under Code section 409A.

        12.    Restrictions Imposed by Law.    The Grantee will not exercise the SARs, and the Company will not be obligated to cause to be issued any shares of Stock, if counsel to the Company determines that such exercise or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Stock are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the SARs or the resulting payment of cash or issuance of Stock to comply with any such law, rule, regulation or agreement.

        13.    Notice.    Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal deliver to the appropriate party, address:

    (a)
    If to the Company, to Frontier Airlines, Inc., Attention: Corporate Secretary, 7001 Tower Road, Denver, Colorado 80249-7312, or at such other address as may have been furnished to the Grantee in writing by the Company; or

    (b)
    If to the Grantee, at the address indicated below the Grantee's signature on the last page of this Agreement, or at such other address as may have been furnished to the Company in writing by the Grantee.

        Any such notice shall be deemed to have been given in as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

        14.    Amendment.    Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee. Without limiting the generality of the foregoing, without the consent of the Grantee, this Agreement may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adSAR or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including Section 409A of the Code and any applicable federal or state securities laws; and subject to any required action by the Board or the stockholders of the Company, and subject to the limitation of any federal or state law tax or securities laws, the SARs granted under this Agreement may be canceled by the Company and a new grant made in substitution therefor, provided that the grant so substituted will satisfy all of the requirements of the Plan as of the date such new grant is made and no such action will adversely affect any SARs to the extent then exercisable.

        15.    Rights to Employment.    Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the Grantee's employment at any time, with or without cause, subject to the provisions of any employment agreement between the Grantee and the Company. This Agreement is limited solely to governing the rights and obligations of the Grantee with respect to the SARs.

        16.    Governing Law.    This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

        17.    Grantee Acceptance.    The Grantee will signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FRONTIER AIRLINES, INC.
By:
Name:
Title:
GRANTEE

Name:
Address:

EXHIBIT A

To Stock Appreciation Rights Agreement
between Frontier Airlines, Inc. and Grantee

NOTICE OF EXERCISE OF STOCK APPRECIATE RIGHTS
UNDER FRONTIER AIRLINES, INC. 2004 EQUITY INCENTIVE PLAN

TO:	Frontier Airlines, Inc. 7001 Tower Road Denver, Colorado 80249 Fax No. 720-374-4379 Attn: Corporate Secretary
FROM:	(SARs Participant)
DATE:

        The undersigned hereby elects to exercise the following Stock Appreciation Rights ("SARs") pursuant to and subject to the provisions of the Frontier Airlines, Inc. ("Frontier"), 2004 Equity Incentive Plan (the "Plan") and the applicable SAR agreement.

Date of grant of SARs and grant number:
Base Price of SARs:
Number of SARs being exercised:

        Please deliver the net Frontier shares due upon exercise to the Grantee at the following address via (check one) ☐ personal delivery; ☐ U.S. Postal Service; ☐ overnight or second day express delivery (at my expense):

        I understand that the above-described SARs will be considered exercised upon receipt of this Notice by Frontier. I also understand that Frontier will and I hereby authorize Frontier to withhold a sufficient number of shares of stock to cover any amounts required by law for the payment of applicable taxes with respect to my exercise of these SARs or any other amounts owing to Frontier.

Signature of Grantee

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STOCK APPRECIATION RIGHTS AGREEMENT
NOTICE OF EXERCISE OF STOCK APPRECIATE RIGHTS UNDER FRONTIER AIRLINES, INC. 2004 EQUITY INCENTIVE PLAN